UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020

UNITY BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38470	26-4726035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

285 East Grand Ave.

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 416-1192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UBX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01  Entry into Material Definitive Agreement.

On June 29, 2020, Unity Biotechnology, Inc. (“Unity” or the “Company”) entered into an amendment (the “Amendment”) to that certain license agreement, dated January 2, 2019, by and between the Company and Ascentage Pharma Group Corp. Ltd. (“Ascentage”), a clinical-stage biopharmaceutical company based in China, covering certain Ascentage-controlled compounds (as previously amended, the “Original License Agreement”).

Under the terms of the Original License Agreement, Ascentage granted Unity exclusive development and commercialization rights and non-exclusive manufacturing rights to an Ascentage Bcl inhibitor compound known as UBX1967 as well as the right to continue its preclinical development efforts with another Ascentage-controlled Bcl inhibitor compound, known as UBX1325, that served as a back-up to UBX1967.  Under the terms of the Amended License Agreement, the status of UBX1967 and UBX1325 will be switched such that UBX1325 will become the licensed compound and UBX1967 will become the back-up compound under the Original License Agreement.

The foregoing summary of the material terms and conditions of the Amendment to the Original License Agreement is qualified in its entirety by the actual Amendment, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein, the actual Original License Agreement, which was filed as an exhibit to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2019, the First Amendment to the Original License Agreement dated November 19, 2019, which was filed as an exhibit to the Company’s Form 8-K filed with the Securities and Exchange Commission on November 25, 2019, and the Second Amendment to the Original License Agreement dated January 8, 2020, which was filed as an exhibit to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2020.

Item 8.01  Other Events.

On July 1, 2020, Unity announced that it expects to announce 12-week results from its Phase 2 study of UBX0101, a p53/MDM2 interaction inhibitor, in patients with moderate-to-severe osteoarthritis of the knee, in the third quarter of 2020.  In addition, Unity announced that it has completed Investigational New Drug (IND) –enabling studies with UBX1325, a senolytic, small molecule inhibitor of the anti-apoptotic Bcl-2 family member, Bcl-xL. Unity expects to file an IND for a Phase 1 safety study for UBX1325 and, assuming clinical sites are able to recruit and retain investigators and study staff and screen and enroll patients during the ongoing COVID 19 pandemic, to initiate a Phase 1 study in the second half of 2020 and obtain initial results from the study in 2021. The overall clinical program is directed at multiple age-related diseases of the eye, such as diabetic macular edema, diabetic retinopathy and age-related macular degeneration.

Item 9.01  Financial Statements and Exhibits.

Reference is made to the Exhibit Index attached hereto.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amendment to Compound License Agreement for APG-1197, dated June 29, 2020, by and between Ascentage Pharma Group Corp. Ltd. and Unity Biotechnology, Inc.*

* Portions of the exhibit have been omitted pursuant to Regulation S-K, Item 601(b)(10). Such omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Forward-Looking Statements

To the extent that statements contained herein are not descriptions of historical facts regarding Unity, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the potential for Unity to develop therapeutics to extend healthspan, statements related to the timing of certain regulatory filings, the initiation of clinical trials and the release of data from clinical trials, and Unity’s ability to successfully complete ongoing and planned clinical trials. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s clinical development programs, future results, performance, or achievements to differ significantly from those expressed or implied by the forward-looking statements. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see Unity’s reports filed with the Securities and Exchange Commission (“SEC”), including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 7, 2020, as well as other documents that may be filed by the Company from time to time with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BIOTECHNOLOGY, INC.

Date: July 1, 2020	By:	/s/ Robert C. Goeltz II
Robert C. Goeltz II
Chief Financial Officer